Exhibit 99.1

GFI GROUP ANNOUNCES INTENTION TO VOLUNTARILY DELIST COMMON STOCK FROM NYSE AND DEREGISTER COMMON STOCK

Expects to Make Voluntary SEC Filings with Respect to 8.375% Senior Notes

NEW YORK, NY — March 19, 2015 — GFI Group Inc. (NYSE: GFIG) (“GFI Group,” “GFI” or the “Company”), a leading intermediary and provider of trading technologies and support services to the global over-the-counter (“OTC”) and listed markets, today announced that it intends to voluntarily delist and deregister its common stock (the “common stock”).

Reasons for, and Timing of, Delisting and Deregistering

The Company has submitted written notice to the New York Stock Exchange (the “NYSE”) of its intention to voluntarily delist and deregister the common stock under the Securities Exchange Act of 1934, as amended.  The delisting is expected to become effective 10 days after the filing of the required Form 25 with the Securities and Exchange Commission (the “SEC”).  GFI subsequently expects to no longer have obligations to file SEC reports with respect to its common stock.  However, the Company intends to make voluntary SEC filings with respect to its 8.375% Senior Notes due July 2018 (the “Senior Notes”) in compliance with its obligations under the related indenture.

Approximately 56% of the outstanding shares of the common stock are held by BGC Partners, Inc. or its affiliates (NASDAQ: BGCP) (“BGC Partners” or “BGC”), and approximately 38% of the outstanding shares are held by Jersey Partners Inc. (“JPI”) as well as by certain members of GFI’s management team and their respective affiliates.

GFI will operate as a consolidated subsidiary of BGC.  Given these circumstances, GFI’s Board of Directors has concluded that the added costs of compliance, the demands of management’s time, and the resources required to maintain GFI’s NYSE listing and to continue its SEC reporting obligations are greater than the benefits received by the Company and its stockholders.

Trading of GFI Group Common Stock After Delisting and Deregistering

GFI has no intention to arrange for the listing of and/or registration of the common stock on another securities exchange.  The common stock may, however, be quoted in one or more OTC markets, but there can be no assurance that trading in the common stock will continue OTC or otherwise.  Moreover, the common stock may become more illiquid once it is no longer traded on the NYSE, and may no longer be a margin security, which could negatively impact market prices for the common stock and make it more difficult for GFI stockholders to sell their shares.  Prior to the completion of the full merger of BGC and GFI, BGC may purchase shares of GFI common stock in either open market or privately negotiated transactions.

GFI does not currently intend to hold its 2015 annual general meeting of stockholders in June as it has in past years.

About GFI Group Inc.

GFI Group Inc. (NYSE: GFIG) is a leading intermediary in the global OTC and listed markets offering an array of sophisticated trading technologies and products to a broad range of financial market participants.  More than 2,500 institutional clients benefit from GFI’s know-how and experience in operating electronic and hybrid markets for cash and derivative products across multiple asset classes, including fixed income, interest rates, foreign exchange, equities, energy and commodities.  GFI’s brands include Trayport®, a leading provider of trading solutions for energy markets worldwide, and FENICS®, a market leader in FX options software.

Founded in 1987 and headquartered in New York, GFI employs over 2,000 people globally, with additional offices in London, Paris, Brussels, Nyon, Dublin, Madrid, Sugar Land (TX), Hong Kong, Tel Aviv, Dubai, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima and Mexico City. For more information, please visit http://www.gfigroup.com.

GFI is majority-owned by, and will operate as a division of, BGC Partners, Inc., a leading global brokerage company servicing the financial and real estate markets. BGC Partners’ Class A common stock trades on the NASDAQ Global Select Market (NASDAQ: BGCP). BGC Partners also has outstanding Senior Notes due June 15, 2042, which trade on the New York Stock Exchange (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick.  For more information, please visit http://www.bgcpartners.com.

Cautionary Statement Regarding Forward-Looking Statements by GFI Group

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include information concerning future financial performance, business strategy, plans, goals and objectives.  When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements.  Actual results, performance, achievements or events could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein.  These forward-looking statements are based largely on the expectations of GFI and are subject to a number of risks and uncertainties.  These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for GFI’s brokerage services; competition from current and new competitors; GFI’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; GFI’s ability to identify and develop new products and markets; changes in laws and regulations governing GFI’s business and operations or permissible activities; GFI’s ability to manage its international operations; financial difficulties experienced by GFI’s customers or key participants in the markets in which GFI focuses its brokerage services; GFI’s ability to keep up with technological changes; uncertainties relating to litigation; and GFI’s ability to assess and integrate acquisition prospects.  Further information about factors that could affect GFI’s financial and other results is included in GFI’s filings with the SEC.  GFI does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GFI Media Contacts:

Hannah Sloane	Sarah Laufer
+1 212-294-7938	+1 212-915-1008

GFI Investor Contacts:

Jason McGruder	Jason Chryssicas
+1 212-829-4988	+1 212-915-1987

GFI Investor and Media Contact:

Mark Brazier — GFI
+1 212-968-6905